Bank of America 1Q24 Financial Results April 16, 2024

1Q24 Financial Results

($B, except per share data)	1Q24	1Q24 Adjusted[1]	1Q23	Inc / (Dec)		Inc / (Dec) Adjusted[1]	
Total Revenue, net of interest expense	**$25.8**	**$25.8**	$26.3	($0.4)	(2) %	($0.4)	(2) %
Provision for credit losses	**1.3**	**1.3**	0.9	0.4	42	0.4	42
Net charge-offs	***1.5***	***1.5***	*0.8*	*0.7*	*86*	*0.7*	*86*
Reserve build (release)[2]	***(0.2)***	***(0.2)***	*0.1*	*(0.3)*	*N/M*	*(0.3)*	*N/M*
Noninterest expense	**17.2**	**16.5**	16.2	1.0	6	0.3	2
Pretax income	**7.3**	**8.0**	9.1	(1.8)	(20)	(1.1)	(12)
Pretax, pre-provision income[3]	***8.6***	***9.3***	*10.0*	*(1.4)*	*(14)*	*(0.7)*	*(7)*
Income tax	**0.6**	**0.8**	0.9	(0.3)	(37)	(0.2)	(19)
Net income	**$6.7**	**$7.2**	$8.2	($1.5)	(18)	($1.0)	(12)
Diluted earnings per share	**$0.76**	**$0.83**	$0.94	($0.18)	(19)	($0.11)	(12)
Average diluted common shares (in millions)	**8,031**	**8,031**	8,182	(151)	(2)	(151)	(2)

Return Metrics and Efficiency Ratio			
Return on average assets	**0.83 %**	**0.89 %**	1.07 %
Return on average common shareholders' equity	**9.4**	**10.2**	12.5
Return on average tangible common shareholders' equity[3]	**12.7**	**13.8**	17.4
Efficiency ratio	**67**	**64**	62

1Q24 results included additional FDIC special assessment accrual of $0.7B in pretax noninterest expense, which reduced earnings by $0.07 per diluted common share

Note: Amounts may not total due to rounding. N/M stands for not meaningful.
[1] Amounts in this column (other than total revenue, net of interest expense, provision for credit losses, and average diluted common shares) are adjusted for the FDIC special assessment accrual. Adjusted amounts represent non-GAAP financial measures. For a reconciliation to the most directly comparable GAAP financial measures, see note A on slide 30. For important presentation information, see slide 34.
[2] For more information on reserve build (release), see note B on slide 31.
[3] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 31. For important presentation information about these measures, see slide 34.

2

Continued Organic Growth in 1Q24

Consumer Banking

- Added ~245,000 net new checking accounts; 21 consecutive quarters of growth
- Added over 1MM credit card accounts[1]
- Record 3.9MM consumer investment accounts, with $44B net client flows since 1Q23

Global Wealth & Investment Management

- Added over 7,300 net new relationships across Merrill and Private Bank
- Opened ~29,000 new bank accounts
- Record client balances of nearly $4T, up 13% YoY

- $5.6T total deposits, loans, and investments balances
- $60B total net wealth spectrum flows since 1Q23[2]

Global Banking

- #3 investment banking fee ranking; grew market share 115 bps vs. 1Q23[3]
- Grew investment banking fees 35% YoY to $1.6B
- Added 25% more Global Commercial Banking new clients YTD vs. 1Q23[4]
- Grew average deposits 7% from 1Q23, including 12% growth in Corporate Bank deposits

Global Markets

- 8 consecutive quarters of YoY sales and trading revenue growth
- Highest 1Q sales and trading revenue in over a decade
- Record average loan balances of $134B, up 7% YoY
- Zero trading loss days in 1Q24

[1] Includes credit cards across Consumer Banking, Small Business, and Global Wealth & Investment Management.
[2] Includes net client flows across Merrill, Private Bank, and Consumer Investments.
[3] Source: Dealogic as of March 31, 2024.
[4] Preliminary as of March 31, 2024.

3

1 ROE stands for return on average common shareholders’ equity. ROTCE stands for return on average tangible common shareholders’ equity. FTE stands for fully taxable-equivalent basis. 2 Represent non-GAAP financial measures. For important presentation information about these measures, see slide 34. 3 Represent non-GAAP financial measures. For a reconciliation to the most directly comparable GAAP financial measures, see note A on slide 30. 1Q24 adjusted noninterest expense of $16.5B is calculated as reported noninterest expense of $17.2B, less the FDIC special assessment of $0.7B. Reported noninterest expense for 1Q23 was $16.2B. For important presentation information, see slide 34. 4 Excludes loans measured at fair value. Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period. 5 See note D on slide 31 for definition of Global Liquidity Sources. 1Q24 Highlights (Comparisons to 1Q23, unless otherwise noted) • Net income of $6.7B; diluted earnings per share (EPS) of $0.76; ROE1 9.4%, ROTCE1,2 12.7% – Excluding FDIC special assessment, adj. net income $7.2B; adj. diluted EPS $0.83; adj. ROE 10.2%, adj. ROTCE 13.8%3 • Revenue, net of interest expense, of $25.8B ($26.0B FTE)1,2 decreased $0.4B, or 2%, including higher investment banking and asset management fees, as well as sales and trading revenue, and lower net interest income (NII) – NII of $14.0B ($14.2B FTE)2 decreased $0.4B, or 3%, as higher deposit costs more than offset higher asset yields and modest loan growth • Provision for credit losses of $1.3B – Net charge-offs (NCOs) of $1.5B4 increased compared to 1Q23 and 4Q23, driven primarily by credit card and commercial real estate office – Net charge-off ratio of 58 bps vs. 32 bps in 1Q23 and 45 bps in 4Q234 – Net reserve release of $0.2B vs. net reserve build of $0.1B in 1Q23 and net reserve release of $0.1B in 4Q23 • Noninterest expense of $17.2B increased $1.0B, or 6%, vs. 1Q23 – Excluding FDIC special assessment, adjusted noninterest expense of $16.5B increased $0.3B, or 2%3 • Balance sheet remained strong – Average deposits of $1.91T increased $14B, or 1%, vs. 1Q23 – Average loans and leases of $1.05T were modestly higher vs. 1Q23 – Common Equity Tier 1 capital of $197B increased $2B from 4Q23 – Common Equity Tier 1 ratio of 11.8%; 184 bps above regulatory minimum – Average Global Liquidity Sources of $909B5 – Paid $1.9B in common dividends and repurchased $2.5B of common stock, including repurchases to offset shares awarded under equity-based compensation plans 4

Balance Sheet, Liquidity, and Capital

(EOP[1] basis unless noted)

Balance Sheet Metrics	1Q24	4Q23	1Q23
Assets ($B)			
Total assets	**$3,274**	$3,180	$3,195
Total loans and leases	**1,049**	1,054	1,046
Cash and cash equivalents	**313**	333	376
Total debt securities	**910**	871	797
Funding & Liquidity ($B)			
Total deposits	**$1,946**	$1,924	$1,910
Long-term debt	**296**	302	284
Global Liquidity Sources (average)[2]	**909**	897	854
Equity ($B)			
Common shareholders' equity	**$265**	$263	$252
Common equity ratio	**8.1 %**	8.3 %	7.9 %
Tangible common shareholders' equity[3]	**$195**	$193	$182
Tangible common equity ratio[3]	**6.1 %**	6.2 %	5.8 %
Per Share Data			
Book value per common share	**$33.71**	$33.34	$31.58
Tangible book value per common share[3]	**24.79**	24.46	22.78
Common shares outstanding (in billions)	**7.87**	7.90	7.97

Basel 3 Capital ($B)[4]	1Q24	4Q23	1Q23
Common equity tier 1 capital	**$197**	$195	$184
Standardized approach			
Risk-weighted assets (RWA)	**$1,660**	$1,651	$1,622
CET1 ratio	**11.8 %**	11.8 %	11.4 %
Advanced approaches			
Risk-weighted assets	**$1,470**	$1,459	$1,427
CET1 ratio	**13.4 %**	13.4 %	12.9 %
Supplementary leverage			
Supplementary Leverage Ratio	**6.0 %**	6.1 %	6.0 %

- CET1 ratio of 11.8% increased 4 bps vs. 4Q23[4]
  - CET1 capital of $197B increased $2B from 4Q23, driven by net income, partially offset by capital distributions to shareholders
  - Standardized RWA of $1,660B increased $9B from 4Q23
- Book value per share of $33.71 improved 7% from 1Q23; tangible book value per share of $24.79 improved 9% from 1Q23[3]
- Average Global Liquidity Sources of $909B increased $12B, or 1%, from 4Q23[2]

[1] EOP stands for end of period.
[2] See note D on slide 31 for definition of Global Liquidity Sources.
[3] Represent non-GAAP financial measures. For important presentation information, see slide 34.
[4] Regulatory capital ratios at March 31, 2024 are preliminary. Bank of America Corporation (the Corporation) reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Total capital ratio under the Standardized approach for March 31, 2024 and December 31, 2023, and the CET1 ratio under the Standardized approach for March 31, 2023.

5

$1,031 $1,037 $1,037 $1,041 $1,039 304 307 311 313 313 221 219 219 219 219 381 383 376 375 374 125 129 131 134 134 Consumer Banking GWIM Global Banking Global Markets 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $250 $500 $750 $1,000 $1,250 $1,041 $1,047 $1,046 $1,051 $1,048 1Q23 2Q23 3Q23 4Q23 1Q24 $800 $900 $1,000 $1,100 +3% (1%) (2%) +7% Average Loan and Lease Trends YoY +1% YoY +1% YoY (12%) Note: Amounts may not total due to rounding. Total Loans and Leases in All Other ($B) Loans and Leases in Business Segments ($B) Total Loans and Leases by Portfolio ($B)Total Loans and Leases ($B) $453 $454 $457 $459 $456 $588 $593 $589 $592 $591 Consumer Commercial 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $250 $500 $750 6 8 8 8 8 7 2 2 2 2 2 $10 $10 $9 $9 $9 Residential mortgage Home equity 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $5 $10 $15

Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposit Trends Bank of America Ranked #1 in U.S. Retail Deposit Market Share1 Note: Amounts may not total due to rounding. Total Corporation also includes Global Markets and All Other. 1 Estimated U.S. retail deposits based on June 30, 2023 FDIC deposit data. 2 Core operating deposits include Consumer and Small Business checking products and exclude consumer investments, which are included in other deposits. 3 Includes Preferred Deposits, other non-sweep Merrill bank deposits, and Private Bank deposits. $256 $314 $295 $292 $292 $297 167 224 219 223 228 233 88 90 76 69 65 65 Bank deposits Sweep deposits 4Q19 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $100 $200 $300 $400 $1,410 $1,894 $1,875 $1,876 $1,905 $1,907 1,002 1,264 1,278 1,311 1,362 1,387 409 630 597 565 543 521 Interest-bearing Noninterest-bearing 4Q19 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $750 $1,500 $2,250 $379 $493 $498 $504 $528 $526 209 257 289 315 351 362 169 236 208 189 177 164 Interest-bearing Noninterest-bearing 4Q19 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $200 $400 $600 +2% 0% +2% (4%) QoQ 0% QoQ +2% QoQ (1%) +3% (7%) 0% QoQ 0% 7 $720 $1,026 $1,006 $980 $959 $952 377 501 490 482 478 480 343 525 517 498 482 473 Other deposits Core operating deposits 4Q19 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $250 $500 $750 $1,000 $1,250 (2%) 2 +38% +27% vs. 4Q19 +35% +39% (27%) vs. 4Q19 +16% +27% +38% vs. 4Q19 +32% +73% (3%) vs. 4Q19 +39% 3

• Deposits in excess of loans grew from $0.5T in 4Q19 and peaked at $1.1T in 4Q21; remained elevated at $0.9T in 1Q24 • Excess deposits stored in cash and investment securities – 52% cash and AFS and 48% HTM in 1Q24 – Cash levels of $313B remained well above pre-pandemic ($162B in 4Q19) • AFS securities mostly hedged with floating rate swaps; duration less than 0.5 years and marked through AOCI1 and regulatory capital • HTM securities book has declined $96B since peaking at $683B in 3Q21; down $38B vs. 1Q23 and $8B vs. 4Q23 – MBS1 of $458B down $8B, and U.S. Treasuries and other securities of $129B flat vs. 4Q23 – Valuation2 declined $11B from 4Q23, driven primarily by higher mortgage interest rates • Blended cash and securities yield continued to improve in 1Q24 and is 168 bps above deposit rate paid 4Q19 4Q21 1Q24 $0.5T $2.5T 216 675 595 587256 308 277 323 162 348 333 313 4Q19 1Q24 8 3.60% 1.93% Cash & securities yield Total deposit rate paid 4Q19 1Q24 0.00% 1.00% 2.00% 3.00% 4.00% Managing Excess Deposits Deposits in Excess of Loans (EOP, $B) Cash and Securities Portfolios ($B)1 Cash & Securities Yield vs. Deposit Rate Paid 3 $451B $1,085B $897B Deposits Loans HTM securities AFS & other securities Cash & cash equivalentsDeposits in excess of loans 4Q21 4Q21 $1,223$1,205 $1,331 $634 Note: Amounts may not total due to rounding. 1 HTM stands for held-to-maturity. AFS stands for available-for-sale. AOCI stands for accumulated other comprehensive income. MBS stands for mortgage-backed securities. 2 HTM valuation represents pretax net unrealized gains (losses) on total held-to-maturity debt securities. 3 Yields based on average balances. Yield on cash represents yield on interest-bearing deposits with the Federal Reserve, non-U.S. central banks, and other banks.

• Net interest income of $14.0B ($14.2B FTE)1 decreased $0.4B YoY, as higher deposit costs more than offset higher asset yields, higher NII related to Global Markets (GM) activity, and modest loan growth – Increased $0.1B from 4Q23, driven primarily by higher asset yields and NII related to GM activity, partially offset by higher deposit costs and one fewer day of interest accrual – NII related to GM activity increased approximately $0.6B YoY and $0.1B from 4Q23 • Net interest yield of 1.99% decreased 21 bps YoY and increased 2 bps from 4Q23 – Excluding GM, net interest yield of 2.50%1 • As of March 31, 2024, a +100 bps parallel shift above the interest rate yield curve was estimated to benefit NII by $3.0B over the next 12 months; a -100bps parallel shift was estimated to decrease NII by $2.9B2 Net Interest Income (FTE, $B)1 Net Interest Income Net Interest Yield (FTE)1 Note: Amounts may not total due to rounding. FTE stands for fully taxable-equivalent basis. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $0.7B, $0.6B, $0.7B, $0.3B, and $0.1B and average earning assets of $692.9B, $667.1B, $656.0B, $657.9B, and $627.9B for 1Q24, 4Q23, 3Q23, 2Q23, and 1Q23, respectively. The Corporation believes the presentation of NII and net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 34. 2 NII asset sensitivity represents banking book positions. See note E on slide 31 for information on asset sensitivity assumptions. 2.20% 2.06% 2.11% 1.97% 1.99% 2.85% 2.65% 2.64% 2.47% 2.50% Reported net interest yield Net interest yield excl. GM 1Q23 2Q23 3Q23 4Q23 1Q24 1.00% 2.00% 3.00% 4.00% $14.6 $14.3 $14.5 $14.1 $14.2 $14.4 $14.2 $14.4 $13.9 $14.0 Net interest income (GAAP) FTE adjustment 1Q23 2Q23 3Q23 4Q23 1Q24 $0.0 $5.0 $10.0 $15.0 9 Net Interest Income excl. GM (FTE, $B)1 $14.6 $14.3 $14.5 $14.1 $14.2 $14.5 $14.0 $13.9 $13.5 $13.5 NII excl. GM GM NII 1Q23 2Q23 3Q23 4Q23 1Q24 $0.0 $5.0 $10.0 $15.0

Expense and Efficiency

Total Noninterest Expense ($B)



$20.0
$10.0
$0.0
$16.2
6.3
9.9
1Q23
$16.0
6.6
9.4
2Q23
$15.8
6.3
9.6
3Q23
$17.7
2.1
6.1
9.5
4Q23
$15.6[1]
$17.2
0.7
6.3
10.2
1Q24
$16.5[1]
Compensation and benefits
Other
FDIC special assessment

Efficiency Ratio



70%
65%
60%
55%
62%
64%
63%
66%
64%
1Q23
2Q23
3Q23
4Q23[1]
1Q24[1]

- 1Q24 and 4Q23 noninterest expense of $17.2B and $17.7B included accruals of $0.7B and $2.1B for the estimated amount of the FDIC special assessment for uninsured deposits of certain failed banks
- Excluding the FDIC special assessment, 1Q24 adjusted noninterest expense of $16.5B increased $0.3B, or 2%,[1] vs. 1Q23, driven primarily by investments in people, including revenue-related incentives
  - 1Q24 adjusted noninterest expense increased $0.9B, or 6%, vs. adjusted 4Q23,[1] driven by seasonally elevated payroll taxes, revenue-related expenses, and other annual awards and merit

Note: Amounts may not total due to rounding.
[1] Represent non-GAAP financial measures. 1Q24 adjusted noninterest expense of $16.5B is calculated as reported noninterest expense of $17.2B less the FDIC special assessment accrual of $0.7B. 4Q23 adjusted noninterest expense of $15.6B is calculated as reported noninterest expense of $17.7B, less the FDIC special assessment accrual of $2.1B. 1Q24 efficiency ratio adjusted to exclude the FDIC special assessment accrual, which increased the reported efficiency ratio of 67% by 271 bps. 4Q23 efficiency ratio adjusted to exclude the net pretax charge of $1.6B recorded in noninterest income related to the future cessation of the Bloomberg Short-term Bank Yield Index, as well as the $2.1B pretax noninterest expense for the FDIC special assessment accrual, resulting in a combined increase of 1,430 bps in the reported efficiency ratio of 81%. For more information and a reconciliation to the most directly comparable GAAP financial measures, see note A on slide 30. For important presentation information about this measure, see slide 34.

10

Asset Quality 1 Excludes loans measured at fair value. 2 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Provision for Credit Losses ($MM) Net Charge-offs ($MM)1 $931 $1,125 $1,234 $1,104 $1,319 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $500 $1,000 $1,500 $807 $869 $931 $1,192 $1,498 0.32% 0.33% 0.35% 0.45% 0.58% Net charge-offs Net charge-off ratio 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $500 $1,000 $1,500 0.00% 0.25% 0.50% 0.75% 1.00% 11 • Total net charge-offs of $1.5B increased $306MM from 4Q231 – Consumer net charge-offs of $1.0B increased $115MM, driven primarily by higher credit card losses – Credit card loss rate of 3.62% in 1Q24 vs. 3.07% in 4Q23 – Commercial net charge-offs of $470MM increased $191MM, driven by commercial real estate office • Net charge-off ratio of 0.58% increased 13 bps from 4Q23 • Provision for credit losses of $1.3B – Net reserve release of $179MM in 1Q24, driven primarily by commercial • Allowance for loan and lease losses of $13.2B represented 1.26% of total loans and leases1,2 – Total allowance of $14.4B included $1.2B for unfunded commitments • Nonperforming loans (NPLs) of $5.9B increased $0.4B from 4Q23, driven primarily by commercial real estate office – 61% of Consumer NPLs are contractually current • Commercial reservable criticized utilized exposure of $24.5B increased $1.2B from 4Q23

Commercial Net Charge-offs ($MM) Consumer Net Charge-offs ($MM) Asset Quality – Consumer and Commercial Portfolios 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 C&I includes commercial and industrial and commercial lease financing. $154 $149 $127 $279 $470 0.11% 0.10% 0.09% 0.19% 0.32% Small business Commercial real estate C&I Commercial NCO ratio 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $250 $500 0.00% 0.25% 0.50% $653 $720 $804 $913 $1,028 0.58% 0.64% 0.70% 0.79% 0.91% Credit card Other Consumer NCO ratio 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $250 $500 $750 $1,000 $1,250 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% Commercial Metrics ($MM) 1Q24 4Q23 1Q23 Provision (benefit) $360 ($160) ($14) Reservable criticized utilized exposure 24,529 23,300 19,789 Nonperforming loans and leases 3,186 2,773 1,204 % of loans and leases1 0.54% 0.47% 0.20 % Allowance for loans and leases $4,737 $4,822 $5,153 % of loans and leases1 0.80% 0.82% 0.87 % Consumer Metrics ($MM) 1Q24 4Q23 1Q23 Provision $959 $1,264 $945 Nonperforming loans and leases 2,697 2,712 2,714 % of loans and leases1 0.59% 0.59% 0.60 % Consumer 30+ days performing past due $4,206 $4,414 $3,344 Fully-insured2 476 527 580 Non fully-insured 3,730 3,887 2,764 Consumer 90+ days performing past due 1,531 1,478 1,168 Allowance for loans and leases 8,476 8,520 7,361 % of loans and leases1 1.87% 1.85% 1.63% # times annualized NCOs 2.05 x 2.35 x 2.78 x 12 3

Consumer Banking

Summary Income Statement ($MM)	1Q24	Inc / (Dec) 4Q23	1Q23
Total revenue, net of interest expense	$10,166	($163)	($540)
Provision for credit losses	1,150	(255)	61
Noninterest expense	5,475	241	2
Pretax income	3,541	(149)	(603)
Pretax, pre-provision income[1]	4,691	(404)	(542)
Income tax expense	885	(37)	(151)
Net income	$2,656	($112)	($452)

Key Indicators ($B)	1Q24	4Q23	1Q23
Average deposits	$952.5	$959.2	$1,026.2
Rate paid on deposits	0.55 %	0.47 %	0.12 %
Cost of deposits[2]	1.43	1.36	1.36
Average loans and leases	$313.0	$313.4	$303.8
Net charge-off ratio	1.47 %	1.30 %	0.97 %
Net charge-offs ($MM)	$1,144	$1,023	$729
Reserve build ($MM)	6	382	360
Consumer investment assets[3]	$456.4	$424.4	$354.9
Active mobile banking users (MM)	38.5	37.9	36.3
% Consumer sales through digital channels	50 %	49 %	51 %
Number of financial centers	3,804	3,845	3,892
Combined credit / debit purchase volumes[4]	$219.4	$228.9	$209.9
Total consumer credit card risk-adjusted margin[4]	6.81 %	7.18 %	8.69 %
Return on average allocated capital	25	26	30
Allocated capital	$43.3	$42.0	$42.0
Efficiency ratio	54 %	51 %	51 %

- Net income of $2.7B
- Revenue of $10.2B decreased 5% from 1Q23, driven primarily by the impact of lower deposit balances
- Provision for credit losses of $1.2B vs. $1.1B in 1Q23
  - Net reserve build of $6MM vs. $360MM in 1Q23
  - Net charge-offs of $1.1B increased $415MM from 1Q23, driven by credit card
- Noninterest expense of $5.5B relatively flat to 1Q23
  - Efficiency ratio of 54%
- Average deposits of $952B decreased $74B, or 7%, from 1Q23
  - 58% of deposits in checking accounts; 92% are primary accounts[5]
- Average loans and leases of $313B increased $9B, or 3%, from 1Q23
- Combined credit / debit card spend of $219B increased 5% from 1Q23[4]
- Record consumer investment assets of $456B grew $101B, or 29%, from 1Q23,[3] driven by $44B of net client flows from new and existing clients and higher market valuations
  - 3.9MM consumer investment accounts, up 7%
- 11.0MM Total clients enrolled in Preferred Rewards, up 8% from 1Q23[6]
  - 99% annualized retention rate

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 31. For important presentation information, see slide 34.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances, Bank of America, N.A. brokered CDs, and assets under management (AUM) in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] As of February 2024. Includes clients in Consumer, Small Business, and GWIM.

13

Global Wealth & Investment Management

Summary Income Statement ($MM)	1Q24	Inc / (Dec) 4Q23	Inc / (Dec) 1Q23
Total revenue, net of interest expense	**$5,591**	$364	$276
Provision (benefit) for credit losses	**(13)**	13	(38)
Noninterest expense	**4,264**	370	197
Pretax income	**1,340**	(19)	117
Pretax, pre-provision income[1]	***1,327***	*(6)*	*79*
Income tax expense	**335**	(5)	29
Net income	**$1,005**	($14)	$88

Key Indicators ($B)	1Q24	4Q23	1Q23
Average deposits	**$297.4**	$292.5	$314.0
Rate paid on deposits	**2.89 %**	2.87 %	1.97 %
Average loans and leases	**$218.6**	$219.4	$221.4
Net charge-off ratio	**0.03 %**	0.02 %	0.01 %
Net charge-offs ($MM)	**$17**	$12	$6
Reserve build (release) ($MM)	**(30)**	(38)	19
AUM flows	**$24.7**	$8.4	$15.3
Pretax margin	**24 %**	26 %	23 %
Return on average allocated capital	**22**	22	20
Allocated capital	**$18.5**	$18.5	$18.5

- Net income of $1.0B
- Record revenue of $5.6B increased 5% from 1Q23, driven by 12% higher asset management fees, due to higher market levels and strong AUM flows, partially offset by lower net interest income
- Noninterest expense of $4.3B increased 5% vs. 1Q23, driven by revenue-related incentives
- Client balances of nearly $4T increased 13% from 1Q23, driven by higher market valuations and positive net client flows
  - AUM flows of $25B in 1Q24
- Average deposits of $297B decreased $17B, or 5%, from 1Q23
- Average loans and leases of $219B decreased $3B, or 1%, from 1Q23
- Added over 7,300 net new relationships across Merrill and Private Bank in 1Q24
- 86% of GWIM households / relationships digitally active across the enterprise, up from 84% in 1Q23[2]

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 31. For important presentation information, see slide 34.
[2] Digital Adoption is the percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) and digitally active Private Bank core relationships ($3MM+ in total balances). Merrill excludes Stock Plan and Banking-only households. Private Bank includes third-party activities (effective 1Q23) and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships. Digital Adoption as of March for Merrill and as of February for Private Bank.

14

Global Banking

Summary Income Statement ($MM)	1Q24	Inc / (Dec) 4Q23	1Q23
Total revenue, net of interest expense[1]	**$5,980**	$52	($223)
Provision (benefit) for credit losses	**229**	468	466
Noninterest expense	**3,012**	231	72
Pretax income	**2,739**	(647)	(761)
Pretax, pre-provision income[2]	**2,968**	*(179)*	*(295)*
Income tax expense	**753**	(161)	(192)
Net income	**$1,986**	($486)	($569)

Selected Revenue Items ($MM)	1Q24	4Q23	1Q23
Total Corporation IB fees (excl. self-led)[1]	**$1,568**	$1,145	$1,163
Global Banking IB fees[1]	**850**	690	668
Business Lending revenue	**2,404**	2,548	2,334
Global Transaction Services revenue	**2,666**	2,659	3,065

Key Indicators ($B)	1Q24	4Q23	1Q23
Average deposits	**$525.7**	$527.6	$492.6
Average loans and leases	**373.6**	374.9	381.0
Net charge-off ratio	**0.38 %**	0.17 %	0.09 %
Net charge-offs ($MM)	**$350**	$160	$87
Reserve build (release) ($MM)	**(121)**	(399)	(324)
Return on average allocated capital	**16 %**	20 %	21 %
Allocated capital	**$49.3**	$49.3	$49.3
Efficiency ratio	**50 %**	47 %	47 %

- Net income of $2.0B
- Revenue of $6.0B decreased 4% from 1Q23, driven primarily by lower net interest income, partially offset by higher investment banking fees
  - Total Corporation investment banking fees (ex. self-led) of $1.6B increased 35% vs. 1Q23
    - Improved market share 115 bps from 1Q23; #3 investment banking fee ranking[3]
- Provision for credit losses of $229MM vs. provision benefit of $237MM in 1Q23
  - Net reserve release of $121MM vs. $324MM in 1Q23
  - Net charge-offs of $350MM increased $263MM from 1Q23, driven by commercial real estate office
- Noninterest expense of $3.0B increased 2% from 1Q23
- Average deposits of $526B increased $33B, or 7%, from 1Q23
- Average loans and leases of $374B decreased $7B, or 2%, from 1Q23, reflecting lower client demand

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 31. For important presentation information, see slide 34.
[3] Source: Dealogic as of March 31, 2024.

15

Global Markets[1]

Summary Income Statement ($MM)	1Q24	Inc / (Dec) 4Q23	Inc / (Dec) 1Q23
Total revenue, net of interest expense[2]	**$5,883**	$1,795	$257
Net DVA	***(85)***	*47*	*(99)*
Total revenue (excl. net DVA)[2,3]	***5,968***	*1,748*	*356*
Provision (benefit) for credit losses	**(36)**	24	17
Noninterest expense	**3,492**	221	141
Pretax income	**2,427**	1,550	99
Pretax, pre-provision income[4]	***2,391***	*1,574*	*116*
Income tax expense	**704**	463	64
Net income	**$1,723**	$1,087	$35
Net income (excl. net DVA)[3]	***$1,788***	***$1,052***	***$111***

Selected Revenue Items ($MM)[2]	1Q24	4Q23	1Q23
Sales and trading revenue	**$5,092**	$3,619	$5,067
Sales and trading revenue (excl. net DVA)[3]	**5,177**	3,751	5,053
FICC (excl. net DVA)[3]	**3,307**	2,206	3,429
Equities (excl. net DVA)[3]	**1,870**	1,545	1,624
Global Markets IB fees	**708**	439	469

Key Indicators ($B)	1Q24	4Q23	1Q23
Average total assets	**$895.4**	$868.0	$870.0
Average trading-related assets	**629.8**	615.4	626.0
Average 99% VaR ($MM)[5]	**80**	79	109
Average loans and leases	**133.8**	133.6	125.0
Net charge-offs ($MM)	**—**	8	—
Reserve build (release) ($MM)	**(36)**	(68)	(53)
Return on average allocated capital	**15 %**	6 %	15 %
Allocated capital	**$45.5**	$45.5	$45.5
Efficiency ratio	**59 %**	80 %	60 %

- Net income of $1.7B
  - Excluding net DVA, net income of $1.8B[3]
- Revenue of $5.9B increased 5% from 1Q23, driven by higher investment banking fees and sales and trading revenue
- Sales and trading revenue of $5.1B increased less than 1% from 1Q23; excluding net DVA, up 2%[3]
  - FICC revenue decreased 6% (ex. DVA, down 4%),[3] to $3.2B, driven by a weaker trading environment in macro products, partially offset by improved trading in mortgages
  - Equities revenue increased 14% (ex. DVA, up 15%),[3] to $1.9B, driven by strong trading performance in derivatives
- Noninterest expense of $3.5B increased 4% vs. 1Q23, driven by investments in the business, including technology
- Average VaR of $80MM in 1Q24[5]

[1] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Represents a non-GAAP financial measure. Reported FICC sales and trading revenue was $3.2B, $2.1B, and $3.4B for 1Q24, 4Q23, and 1Q23, respectively. Reported Equities sales and trading revenue was $1.9B, $1.5B, and $1.6B for 1Q24, 4Q23, and 1Q23, respectively. See note F on slide 31 and slide 34 for important presentation information.
[4] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 31. For important presentation information, see slide 34.
[5] See note G on slide 31 for the definition of VaR.

16

All Other[1]

Summary Income Statement ($MM)	1Q24	Inc / (Dec) 4Q23	1Q23
Total revenue, net of interest expense	**($1,644)**	$1,824	($186)
Provision (benefit) for credit losses	**(11)**	(35)	(118)
Noninterest expense	**994**	(1,557)	587
Pretax income (loss)	**(2,627)**	3,416	(655)
Pretax, pre-provision income (loss)[2]	***(2,638)***	*3,381*	*(773)*
Income tax (benefit)	**(1,931)**	361	(66)
Net income (loss)	**($696)**	$3,055	($589)

- Net loss of $0.7B
- Noninterest expense of $1.0B included an accrual of $0.7B for the estimated amount of the FDIC special assessment for uninsured deposits of certain failed banks
- Total corporate effective tax rate (ETR) for the quarter was approximately 8%
  - Excluding the FDIC special assessment and other discrete tax items, the ETR would have been approximately 9%; further excluding recurring tax credits, primarily related to investments in renewable energy and affordable housing, the ETR would have been approximately 26%

[1] All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses, and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 31. For important presentation information, see slide 34.

17

Supplemental Business Segment Trends

Total Expense ($B) and Efficiency Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets ($B)3 and Accounts (MM) Average Loans and Leases ($B) Consumer Banking Trends Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 Core operating deposits include Consumer and Small Business checking products and exclude consumer investments, which are included in other deposits. 3 End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances, Bank of America, N.A. brokered CDs, and AUM in Consumer Banking. $10.7 $10.5 $10.5 $10.3 $10.2 8.6 8.4 8.4 8.3 8.2 2.1 2.1 2.1 2.1 2.0 Net interest income Noninterest income 1Q23 2Q23 3Q23 4Q23 1Q24 $0.0 $4.0 $8.0 $12.0 $5.5 $5.5 $5.3 $5.2 $5.5 51% 52% 50% 51% 54% Noninterest expense Efficiency ratio 1Q23 2Q23 3Q23 4Q23 1Q24 $0.0 $2.0 $4.0 $6.0 40% 50% 60% $1,026$1,006 $980 $959 $952 501 490 482 478 480 525 517 498 482 473 Other deposits Core operating deposits 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $300 $600 $900 $1,200 $304 $307 $311 $313 $313 118 117 117 116 116 89 91 95 97 96 54 55 55 55 56 22 21 21 21 2122 22 23 23 24 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $70 $140 $210 $280 $350 19 $355 $387 $387 $424 $456 3.6 3.7 3.8 3.8 3.9 Assets Accounts 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $100 $200 $300 $400 $500 2.5 3.0 3.5 4.0 4.5 5.0 Business Leadership1 • No. 1 in estimated U.S. Retail Deposits(A) • No. 1 Online Banking and Mobile Banking Functionality(B) • No. 1 Small Business Lender(C) • Best Bank in North America(D) • Best Consumer Digital Bank in the U.S.(E) • Best Bank in the U.S. for Small and Medium Enterprises(F) • Certified by J.D. Power for Outstanding Client Satisfaction with Customer Financial Health Support – Banking & Payments(G) 2

Erica® Active Users and Interactions (MM)7 Checks vs. Zelle® Sent Transactions (MM) Digital Sales6Digital Users2 and Households3 Digital Channel Usage4,5 1,360 1,721 1,784 1,623 49% 53% 51% 50% Digital unit sales (K) Digital as a % of total sales 1Q21 1Q22 1Q23 1Q24 0 500 1,000 1,500 2,000 0% 25% 50% 75% 100% 2,579 2,748 3,115 3,400 786 813 892 832 Digital channel usage (MM) Digital appointments (K) 1Q21 1Q22 1Q23 1Q24 1,000 1,500 2,000 2,500 3,000 3,500 250 500 750 1,000 1,250 1,500 40 42 45 47 52 54 56 57 70% 71% 73% 76% Active users (MM) Verified users (MM) Household adoption % 1Q21 1Q22 1Q23 1Q24 20 30 40 50 60 50% 60% 70% 80% 90% 100% Client Engagement Person-to-Person Payments (Zelle®)8 Digital Volumes 170 213 275 348 $49 $65 $84 $106 Transactions (MM) Volume ($B) 1Q21 1Q22 1Q23 1Q24 0 100 200 300 400 $0 $50 $100 $150 Consumer1 Digital Update 1 Includes all households / relationships with Consumer platform activity, except where otherwise noted. 2 Digital active users represents Consumer and Merrill mobile and / or online 90-day active users; verified users represent Consumer and Merrill users with a digital identification and password. 3 Household adoption represents households with consumer bank login activities in a 90-day period, as of February for each quarter presented. 4 Digital channel usage represents the total number of desktop and mobile banking sessions on the Consumer Banking platform. 5 Digital appointments represent the number of client-scheduled appointments made via online, smartphone, or tablet. 6 Digital sales represent sales initiated and / or booked via our digital platforms. 7 Erica engagement represents mobile and online activity across client facing platforms powered by Erica. 8 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle® users represent 90-day active users. 13.5 16.2 19.6 21.9 users (MM) 20 Digital Adoption 12.6 14.2 17.8 19.0 105.6 123.7 166.7 170.6 Erica® users Erica® interactions 1Q21 1Q22 1Q23 1Q24 0.0 5.0 10.0 15.0 20.0 0.0 50.0 100.0 150.0 200.0 128 120 111 100 112 140 179 223 Checks written Zelle® sent transactions 1Q21 1Q22 1Q23 1Q24 50 100 150 200 250 2x

Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 End of period. Loans and leases includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 3 Managed deposits in investment accounts of $36B, $39B, $36B, $39B, and $39B for 1Q24, 4Q23, 3Q23, 2Q23, and 1Q23, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. Average Deposits ($B) Global Wealth & Investment Management Trends Business Leadership1 • No. 1 on Forbes’ Best-in-State Wealth Advisors (2023), Top Women Wealth Advisors (2023), Top Women Wealth Advisors Best-in-State (2024), Best-in-State Teams (2023), and Top Next Generation Advisors (2023) • No. 1 on Barron’s Top 1200 Wealth Financial Advisors List (2024) • No. 1 on Financial Planning's 'Top 40 Advisors Under 40' List (2024) • No. 1 in personal trust AUM(H) • Best Private Bank (U.S.), Best Private Bank for Philanthropic Services, and Best Private Bank for Sustainable Investing (North America)(I) • Best for Philanthropic Advisory and Best for Next Gen in the U.S. and North America(J) • Best Philanthropic / Educational Initiative(K) Average Loans and Leases ($B) Total Revenue ($B) Client Balances ($B)2,3 $5.3 $5.2 $5.3 $5.2 $5.6 1.9 1.8 1.8 1.7 1.8 2.9 2.9 3.1 3.0 3.2 0.6 0.5 0.5 0.6 0.6 Net interest income Asset management fees Brokerage / other 1Q23 2Q23 3Q23 4Q23 1Q24 $0.0 $2.0 $4.0 $6.0 1,467 1,531 1,497 1,618 1,730 1,571 1,628 1,578 1,689 1,759 301 293 291 300 298 221 222 222 222 223$3,522 $3,635 $3,551 $3,789 $3,973 AUM Brokerage / other Deposits Loans and leases 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $1,000 $2,000 $3,000 $4,000 $221 $219 $219 $219 $219 106 106 107 108 108 52 51 50 49 48 60 58 59 60 59 Consumer real estate Securities-based lending Custom lending Credit card 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $50 $100 $150 $200 $250 $314 $295 $292 $292 $297 1Q23 2Q23 3Q23 4Q23 1Q24 $100 $150 $200 $250 $300 $350 21

Erica® Interactions (MM)5 1.6 1.8 2.6 3.0 1Q21 1Q22 1Q23 1Q24 0.0 1.0 2.0 3.0 Person-to-Person Payments (Zelle®)6 Check Deposits7 eDelivery4Digital Households / Relationships2 Digital Channel Adoption3 71% 74% 77% 79% 1Q21 1Q22 1Q23 1Q24 0% 25% 50% 75% 100% 53% 56% 58% 62% 74% 75% 77% 80% Mobile adoption Online adoption 1Q21 1Q22 1Q23 1Q24 0% 25% 50% 75% 100% 667 688 717 748 79% 81% 84% 86% Digital households / relationships (K) Digital adoption % 1Q21 1Q22 1Q23 1Q24 500 600 700 800 60% 70% 80% 90% 100% Client Engagement Digital Volumes Global Wealth & Investment Management Digital Update 1 Digital Adoption is the percentage of digitally active Merrill primary households ($250K+ in investable assets within the enterprise) and digitally active Private Bank core relationships ($3MM+ in total balances). Merrill excludes Stock Plan and Banking-only households. Private Bank includes third-party activities (effective 1Q23) and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships. 2 Digital Adoption as of February for 1Q21 and 1Q22. 1Q23 and 1Q24 as of March for Merrill and as of February for Private Bank. 3 Digital channel adoption represents the percentage of desktop and mobile banking engagement, as of February for 1Q21, 1Q22, and 1Q23. 1Q24 as of March for Merrill and as of February for Private Bank. 4 GWIM eDelivery percentage includes Merrill Digital Households (excluding Stock Plan, Banking-only households, Retirement only, and 529 only) and Private Bank relationships that receive statements digitally, as of February for each quarter presented. 5 Erica engagement represents mobile and online activity across client-facing platforms powered by Erica. 6 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. 7 As of February for Private Bank and as of March for Merrill for each quarter presented. Automated check deposits include mobile check deposits, remote deposit operations, and automated teller machine transactions. 22 Digital Adoption1 1.4 1.3 1.3 1.2 73% 74% 74% 75% Physical (MM) Automated 1Q21 1Q22 1Q23 1Q24 0.0 0.5 1.0 1.5 60% 70% 80% 90% 1.2 2.0 2.7 3.6 $0.7 $1.2 $1.6 $2.2 Transactions (MM) Volume ($B) 1Q21 1Q22 1Q23 1Q24 0.0 1.0 2.0 3.0 4.0 $0.0 $1.0 $2.0 $3.0

Global Banking Trends Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 3 Total Corporation IB fees excludes self-led deals. Self-led deals of $53MM, $32MM, $62MM, $50MM, and $12MM for 1Q24, 4Q23, 3Q23, 2Q23, and 1Q23, respectively are embedded within Debt, Equity, and Advisory. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. Average Deposits ($B)Business Leadership1 • World’s Most Innovative Bank – 2023(L) • World’s Best Digital Bank, World’s Best Bank for Financing, North America’s Best Bank for Small to Medium-sized Enterprises, and North America's Best Bank for Sustainable Finance(M) • 2023 Best Bank for Cash & Liquidity Management, Best Bank for Trade & Supply Chain – North America, and Best Mobile Technology Solution for Treasury – CashPro App(N) • Best Bank for Payments & Collections in North America(O) • Model Bank Award for Reimagining Trade & Supply Chain Finance – 2024 for CashPro Supply Chain Solutions(P) • Best Transaction Bank in North America(Q) • 2023 Share & Excellence Awards for U.S. Large Corporate Banking & Cash Management(R) • Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2023) Average Loans and Leases ($B) Total Revenue ($B)2 Total Corporation IB Fees ($MM)3 $6.2 $6.5 $6.2 $5.9 $6.0 3.9 3.7 3.6 3.4 3.5 0.7 0.7 0.7 0.7 0.8 0.7 0.7 0.8 0.7 0.8 0.9 1.3 1.1 1.1 0.9 Net interest income IB fees Service charges All other income 1Q23 2Q23 3Q23 4Q23 1Q24 $0.0 $2.5 $5.0 $7.5 644 600 570 589 885 168 287 232 199 363 363 375 448 389 373 $1,163 $1,212 $1,188 $1,145 $1,568 Debt Equity Advisory 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $600 $1,200 $1,800 193 196 195 195 196 175 174 169 167 165 13 13 12 12 12 $381 $383 $376 $375 $374 Commercial Corporate Business Banking 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $100 $200 $300 $400 4 $493 $498 $504 $528 $526 Noninterest-bearing Interest-bearing 1Q23 2Q23 3Q23 4Q23 1Q24 $0 $200 $400 $600 23 48% 42% 37% 33% 31% 52% 58% 63% 67% 69%

1 Digital active clients represents 90-day active clients across CashPro and BA360 platforms. Data as of February for each quarter presented. Relationship clients defined as clients meeting revenue threshold for Global Commercial Banking and Business Banking, and all clients in Global Corporate and Investment Banking. 2 Includes CashPro, BA360, and Global Card Access. CashPro data as of February for each quarter presented. 1Q21 Global Card Access sign-ins include only February and March, 2021. 3 Erica technology integrated into CashPro Chat starting in August 2023. 4 Includes CashPro alert volume and CashPro online reports and statements scheduled, BA360 90-day Erica Insights and alerts, and Global Card Access alert volume for online and mobile. 5 Percent of U.S. Dollar Investment Grade Debt Global Capital Markets investor bond orders received and fully processed digitally. Capital Markets Digital Bond Orders (%)5 Erica® Interactions on CashPro® Chat (K)3 Proactive Alerts and Insights (MM)2,4 5% 15% 23% 1Q22 1Q23 1Q24 0% 10% 20% 30% 16.0 17.5 19.0 21.2 1Q21 1Q22 1Q23 1Q24 0.0 6.0 12.0 18.0 24.0 21.9 30.6 30.0 3Q23 4Q23 1Q24 0.0 10.0 20.0 30.0 40.0 CashPro® App PaymentsBusiness Adoption % Mobile App Sign-ins (K)2 $62 $136 $174 $246 1.3 2.4 3.3 3.5 Value ($B) Volume (MM) 1Q21 1Q22 1Q23 1Q24 $0 $100 $200 $300 0.0 2.0 4.0 6.0 8.0 651 931 1,482 1,752 1Q21 1Q22 1Q23 1Q24 0 500 1,000 1,500 2,000 74% 74% 76% 76% 1Q21 1Q22 1Q23 1Q24 0% 25% 50% 75% 100% Client Engagement Digital Volumes Global Banking Digital Update 24 Digital Adoption1 87%Relationship clients:

Global Markets Trends and Revenue Mix Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 Represents a non-GAAP financial measure. Reported Global Markets revenue was $5.9B for 1Q24. Reported sales and trading revenue was $5.1B, $5.1B, $4.7B, and $5.1B for 1Q24, 1Q23, 1Q22, and 1Q21, respectively. Reported FICC sales and trading revenue was $3.2B, $3.4B, $2.7B, and $3.2B for 1Q24, 1Q23, 1Q22, and 1Q21, respectively. Reported Equities sales and trading revenue was $1.9B, $1.6B, $2.0B, and $1.8B for 1Q24, 1Q23, 1Q22, and 1Q21, respectively. Reported Global Markets revenue mix and FICC sales and trading revenue mix are the same including and excluding DVA. See note F on slide 31 and slide 34 for important presentation information. 3 Macro includes currencies, interest rates, and commodities products. 4 See note G on slide 31 for definition of VaR. 1Q24 Global Markets Revenue Mix (excl. net DVA)2 Business Leadership1 • World's Best Bank for Markets(M) • Currency Derivatives House of the Year(S) • Derivatives House & Foreign Exchange Derivatives House of the Year(T) • North America Structured Finance House of the Year(T) • Best Bank in the U.S. for Sustainable Finance(I) • No. 1 Global Equity Research Provider(U) • No. 1 Municipal Bonds Underwriter(V) • No. 1 U.S. Asset-Backed Securities Underwriting(W) 1Q24 Total FICC Sales and Trading Revenue Mix (excl. net DVA)2 Total Sales and Trading Revenue (excl. net DVA) ($B)2 Average Trading-Related Assets ($B) and VaR ($MM)4 $5.1 $4.7 $5.1 $5.2 3.3 2.6 3.4 3.3 1.8 2.0 1.6 1.9 FICC Equities 1Q21 1Q22 1Q23 1Q24 $0.0 $2.0 $4.0 $6.0 $502 $596 $626 $630 $74 $79 $109 $80 Avg. trading-related assets Avg. VaR 1Q21 1Q22 1Q23 1Q24 $0 $250 $500 $750 $0 $50 $100 $150 63% 37% U.S. / Canada International 49% 51% Credit / Other Macro3 25

Additional Presentation Information

1,187 1,137 1,062 889 998 1Q23 2Q23 3Q23 4Q23 1Q24 0 500 1,000 1,500 Home Equity1 New Originations ($B)4 Consumer Credit Update 1 Includes loan production within Consumer Banking and GWIM. Consumer credit card balances include average balances of $3.3B, $3.4B, and $3.0B in 1Q24, 4Q23, and 1Q23, respectively, within GWIM. 2 Calculated as the difference between total revenue, net of interest expense, and net credit losses divided by average loans. 3 Represents Consumer Banking only. 4 Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit. Consumer Vehicle Lending3 New Originations ($B) Consumer Credit Card1 New Accounts (K) 27 Residential Mortgage1 New Originations ($B)4 Key Stats 1Q23 4Q23 1Q24 Average outstandings ($B) 91.8 100.4 99.8 NCO ratio 2.21% 3.07% 3.62% Risk-adjusted margin2 8.69% 7.18% 6.81% Average line FICO 774 775 777 $7.0 $6.8 $6.8 $6.1 $6.6 1Q23 2Q23 3Q23 4Q23 1Q24 $0.0 $2.5 $5.0 $7.5 Key Stats 1Q23 4Q23 1Q24 Average outstandings ($B) 53.9 55.5 55.9 NCO ratio (0.00%) 0.37% 0.51% Average booked FICO 795 799 801 $3.9 $5.9 $5.6 $3.9 $3.4 1Q23 2Q23 3Q23 4Q23 1Q24 $0.0 $2.5 $5.0 $7.5 Key Stats 1Q23 4Q23 1Q24 Average outstandings ($B)3 117.7 116.3 115.5 NCO ratio3 0.01% 0.03% 0.01% Average FICO 771 775 772 Average booked loan-to-value (LTV) 73% 72% 73% $2.6 $2.5 $2.4 $2.3 $1.9 1Q23 2Q23 3Q23 4Q23 1Q24 $0.0 $1.0 $2.0 $3.0 Key Stats 1Q23 4Q23 1Q24 Average outstandings ($B)3 21.6 21.3 21.3 NCO ratio3 (0.01%) (0.03%) (0.04%) Average FICO 789 788 791 Average booked combined LTV 58% 57% 55%

• Beginning in 4Q20, we saw early stage delinquencies recede below pre-pandemic levels, as expired deferrals worked through the delinquency periods and payment rates increased, fueled by stimulus payments • Credit card delinquencies have increased off historic lows over the past several quarters • In 1Q24, early stage (5-29 days past due) delinquency rate declined 18 bps from 4Q23 vs. a decline of 11 bps in 1Q23 – 30+ days past due increased 11 bps vs. an increase of 20 bps in 1Q23 D ec -1 9 M ar -2 0 Ju n- 20 Se p- 20 D ec -2 0 M ar -2 1 Ju n- 21 Se p- 21 D ec -2 1 M ar -2 2 Ju n- 22 Se p- 22 D ec -2 2 M ar -2 3 Ju n- 23 Se p- 23 D ec -2 3 M ar -2 4 $0 $1,000 $2,000 $3,000 Credit Card Days Past Due Trend Credit Card 30+ Days Past Due ($MM) 5-29 Days ($MM) Dec-19 Mar-24 $0 $1,000 $2,000 $3,000 30-59 Days ($MM) 60-89 Days ($MM) Dec-19 Mar-24 $0 $200 $400 $600 $800 Dec-19 Mar-24 $0 $200 $400 $600 Dec-19 Mar-24 $0 $500 $1,000 $1,500 90+ Days ($MM) 28 2.06% 2.02% 2.09% 2.48% Delinquency rate

Commercial Real Estate Loans 29 21.2% 6.9% 12.0% 6.8% 4Q09 1Q24 Total Commercial loans Total loans and leases Commercial Real Estate as a Percent of: Geographic Distribution ($B) $15.7 22% $14.0 19% $13.2 18% $9.1 13% $6.3 9% $6.2 9% Northeast California Southeast Southwest Midwest Midsouth Northwest Other Non-U.S. Office Portfolio Scheduled Maturities 2024-2026 ($B) $17.4 24% $14.6 20% $11.4 16% $5.7 8% $5.4 8% $13.8 19% Office Industrial / Warehouse Multi-family rental Shopping centers / Retail Hotel / Motels Multi-use Residential Other ~$72B Distribution by Property Type ($B) $2.2 3%$2.2 3% $2.9 4% $0.7 1% $2.5 4% $7.0 $3.4 $3.8 2024 2025 2026 • ~75% Class A property type • ~55% origination LTV • ~12% NPL to loans • $5.6B reservable criticized exposure ◦ ~80% LTV1 • 1Q24 NCOs $0.3B ~$72B Note: Amounts may not total due to rounding. 1 Based on properties appraised between January 1, 2023 and March 31, 2024.

Notes

A In 1Q24, the FDIC increased its estimate of the loss to the Deposit Insurance Fund arising from the closures of Silicon Valley Bank and Signature Bank that will be recouped through the collection of a special assessment from certain insured depository institutions. Accordingly, the Corporation recorded pretax noninterest expense of $0.7B to increase its accrual for its estimated share of the special assessment. The Corporation has presented certain non-GAAP financial measures (labeled as "adj." in the tables below) that exclude the impact of the FDIC special assessment (FDIC SA) and has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures as set forth below. The Corporation believes the use of non-GAAP financial measures adjusting for the impact of the FDIC SA provides additional information for evaluating its results of operations and comparing its operational performance between periods by excluding these impacts that may not be reflective of its underlying operating performance.

Reconciliation							**Increase / (Decrease)**			**Increase / (Decrease)**	
($ in billions, except per share data)	**1Q24 Reported**	**FDIC SA**	**1Q24 adj. FDIC SA**	**4Q23 Reported**	**FDIC SA**	**4Q23 adj. FDIC SA**	**Reported**	**adj. FDIC SA**	**1Q23 Reported**	**Reported**	**adj. FDIC SA**
Noninterest expense	$17.2	$0.7	$16.5	$17.7	$2.1	$15.6	($0.5)	$0.9	$16.2	$1.0	$0.3
Income before income taxes	7.3	(0.7)	8.0	3.1	(2.1)	5.2	4.1	2.8	9.1	(1.8)	(1.1)
Pretax, pre-provision income[1]	8.6	(0.7)	9.3	4.2	(2.1)	6.3	4.4	3.0	10.0	(1.4)	(0.7)
Income tax expense (benefit)	0.6	(0.2)	0.8	—	(0.5)	0.5	0.6	0.3	0.9	(0.3)	(0.2)
Net income	6.7	(0.5)	7.2	3.1	(1.6)	4.7	3.5	2.5	8.2	(1.5)	(1.0)
Net income applicable to common shareholders	6.1	(0.5)	6.6	2.8	(1.6)	4.4	3.3	2.2	7.7	(1.5)	(1.0)
Diluted earnings per share[2]	$0.76	($0.07)	$0.83	$0.35	($0.20)	$0.55	$0.41	$0.28	$0.94	($0.18)	($0.11)

Reconciliation of return metrics and efficiency ratio ($ in billions)	**1Q24 Reported**	**FDIC SA**	**1Q24 adj. FDIC SA**
Return on average assets[3]	0.83 %	(6) bps	0.89 %
Return on average common shareholders' equity[4]	9.4 %	(81) bps	10.2 %
Return on average tangible common shareholders' equity[5]	12.7 %	(110) bps	13.8 %
Efficiency ratio[6]	67 %	271 bps	64 %

Note: Amounts may not total due to rounding.
[1] Represents a non-GAAP financial measure. For more information and a reconciliation to the most directly comparable GAAP financial measure, see note C on slide 31. For important presentation information about these measures, see slide 34.
[2] Calculated as net income applicable to common shareholders divided by average diluted common shares. Average diluted common shares of 8,031MM, 8,062MM, and 8,182MM for 1Q24, 4Q23, and 1Q23, respectively.
[3] Calculated as net income divided by average assets. Average assets were $3,247B for 1Q24.
[4] Calculated as net income applicable to common shareholders divided by average common shareholders' equity. Average common shareholders' equity was $264B for 1Q24.
[5] Calculated as net income applicable to common shareholders divided by average tangible common shareholders' equity. Average tangible common shareholders' equity was $194B for 1Q24. Average tangible common shareholders' equity represents a non-GAAP financial measure. For important presentation information on non-GAAP measures, see slide 34.
[6] Calculated as noninterest expense divided by revenue, net of interest expense.

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Notes

B Reserve build (or release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses and other valuation accounts recognized in that period.

C Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Corporation's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Corporation's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

	1Q24			4Q23			1Q23		
$ in millions	Pretax Income (GAAP)	Provision for Credit Losses (GAAP)	Pretax, Pre-provision Income	Pretax Income (GAAP)	Provision for Credit Losses (GAAP)	Pretax, Pre-provision Income	Pretax Income (GAAP)	Provision for Credit Losses (GAAP)	Pretax, Pre-provision Income
Consumer Banking	$3,541	$1,150	$4,691	$3,690	$1,405	$5,095	$4,144	$1,089	$5,233
Global Wealth & Investment Management	1,340	(13)	1,327	1,359	(26)	1,333	1,223	25	1,248
Global Banking	2,739	229	2,968	3,386	(239)	3,147	3,500	(237)	3,263
Global Markets	2,427	(36)	2,391	877	(60)	817	2,328	(53)	2,275
All Other	(2,627)	(11)	(2,638)	(6,043)	24	(6,019)	(1,972)	107	(1,865)
Total Corporation	$7,262	$1,319	$8,581	$3,124	$1,104	$4,228	$9,089	$931	$10,020

D Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

E Interest rate sensitivity as of March 31, 2024, reflects the pretax impact to forecasted net interest income over the next 12 months from March 31, 2024, resulting from an instantaneous parallel shock to the market-based forward curve. The sensitivity analysis assumes that we take no action in response to this rate shock and does not assume any change in other macroeconomic variables normally correlated with changes in interest rates. As part of our asset and liability management activities, we use securities, certain residential mortgages, and interest rate and foreign exchange derivatives in managing interest rate sensitivity. The behavior of our deposit portfolio in the baseline forecast and in alternate interest rate scenarios is a key assumption in our projected estimate of net interest income. The sensitivity analysis assumes no change in deposit portfolio size or mix from our baseline forecast in alternate rate environments. In higher rate scenarios, any customer activity resulting in the replacement of low-cost or noninterest-bearing deposits with higher yielding deposits or market-based funding would reduce our benefit in those scenarios.

F Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were ($85MM), ($132MM), $14MM, $69MM, and ($2MM) for 1Q24, 4Q23, 1Q23, 1Q22, and 1Q21, respectively. Net DVA gains (losses) included in FICC revenue were ($76MM), ($127MM), $11MM, $60MM, and ($9MM) for 1Q24, 4Q23, 1Q23, 1Q22, and 1Q21, respectively. Net DVA (losses) included in Equities revenue were ($9MM), ($5MM), $3MM, $9MM, and $7MM for 1Q24, 4Q23, 1Q23, 1Q22, and 1Q21, respectively.

G VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $43MM, $42MM, $42MM, $30MM, and $26MM for 1Q24, 4Q23, 1Q23, 1Q22, and 1Q21, respectively.

31

Business Leadership Sources (A) Estimated U.S. retail deposits based on June 30, 2023 FDIC deposit data. (B) Javelin 2023 Online and Mobile Banking Scorecards. (C) FDIC, 4Q23. (D) Global Finance, March 2023. (E) Global Finance, August 2023. (F) Global Finance, October 2023. (G) J.D. Power 2024 Financial Health Support CertificationSM is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards.* (H) Industry 4Q23 FDIC call reports. (I) Global Finance, 2024. (J) Euromoney, 2024. (K) With Intelligence, 2024. (L) Global Finance, 2023. (M) Euromoney, 2023. (N) Treasury Management International, 2024. (O) Global Finance Treasury & Cash Management Awards, 2023. (P) Celent, 2024. (Q) The Banker, 2023. (R) Coalition Greenwich, 2023. (S) Risk.net, 2024.* (T) IFR, 2023. (U) Institutional Investor, 2023. (V) LSEG, 2024 YTD. (W) Asset Securitization Report, 2023. 32 * Website content is not incorporated by reference into this presentation.

Forward-Looking Statements Bank of America Corporation (the Corporation) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, liquidity, net interest income, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, deposits, assets, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2023 Annual Report on Form 10-K and in any of the Corporation’s subsequent Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic, such as the processing of unemployment benefits for California and certain other states; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Corporation could face increased claims from one or more parties involved in mortgage securitizations; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate, inflationary, macroeconomic, banking and regulatory environment on the Corporation’s assets, business, financial condition and results of operations; the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, resulting in worsening economic and market volatility, and regulatory responses thereto; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and / or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and potential changes to loss allocations between financial institutions and customers, including for losses incurred from the use of our products and services, including electronic payments and payment of checks, that were authorized by the customer but induced by fraud; the impact of failures or disruptions in or breaches of the Corporation’s operations or information systems, or those of third parties, including as a result of cybersecurity incidents; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learning; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Corporation's sustainability strategy or commitments generally; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence or continuation of widespread health emergencies or pandemics; the impact of natural disasters, extreme weather events, military conflicts (including the Russia / Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. 33

Important Presentation Information 34 • The information contained herein is preliminary and based on Corporation data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Corporation may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense, and pretax income, excluding certain items (e.g., DVA) that are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended March 31, 2024, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com/quarterly-earnings, the content of which is not incorporated by reference into this presentation. • The Corporation presents certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and / or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented in 1Q24 Financial Results on slide 2 and on the Summary Income Statement for each segment. • The Corporation also views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Corporation believes managing the business with net interest income on an FTE basis provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $158MM, $145MM, $153MM, $135MM, and $134MM for 1Q24, 4Q23, 3Q23, 2Q23, and 1Q23, respectively. • The Corporation allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2024, the Corporation adjusted the amount of capital being allocated to its business segments.